Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Incorporation of Documents by Reference" in the Registration Statement on Form S-8 pertaining to the Charming Shoppes, Inc. 2003 Non-Employee Directors Compensation Plan and 1993 Employees' Stock Incentive Plan and to the incorporation by reference therein of our report dated March 18, 2003, with respect to the consolidated financial statements of Charming Shoppes, Inc. included in its Annual Report (Form 10-K) for the year ended February 1, 2003 filed with the Securities and Exchange Commission.


                                                     /s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
September 24, 2003